Exhibit 99.1

Enfusion Announces Fourth Quarter and Full Year 2021 Results

Strong Business Momentum Drove Fourth Quarter Revenue Growth of 41%

March 24, 2022

NEW YORK & LONDON & HONG KONG--(BUSINESS WIRE)--Enfusion, Inc. ("Enfusion") (NYSE: ENFN), a leading provider of cloud-based investment management software and services, today announced financial results for the fourth quarter and year ended December 31, 2021.

“We finished the year on a strong note, with growth across all our products and services” said Thomas Kim, Chief Executive Officer, Enfusion. “Our results validate our continued high growth and quality profitability. I’m especially pleased with the revenue growth accelerating to 40% in 2021. Investment Managers continue to choose Enfusion’s cloud-native SaaS solution to solve their evolving business needs and operational challenges. I’m excited with our momentum in the market and the unlocking of additional TAM. This success gives us confidence for an even stronger 2022.”

Fourth Quarter 2021 Financial Highlights:

●	Total revenue grew to $31.9 million, up 41% year over year led by new client signings and growth from existing clients.
●	Platform Subscriptions revenue grew to $28.9 million, up 39% year over year.
●	Managed Services revenue grew to $1.9 million, up 42% year over year primarily due to increased adoption from new and existing clients.
●	Income from Operations of ($292.5) million compared to ($11.9) million during the same period in the prior year.
●	Adjusted EBITDA was $3.2 million compared to $5.7 million during the same period in the prior year.
●	Net income was ($293.9) million compared to net income of ($12.2) million during the same period in the prior year.
●	Annual Recurring Revenue (ARR) for December 2021 was $127.1 million, up 36% from December 2020.
●	Net Dollar Retention Rate (NDR) excluding involuntary churn was 115% in the fourth quarter; NDR including involuntary churn was 111%.
●	Earnings per share was ($2.26) for the fourth quarter.

Full Year 2021 Financial Highlights:

●	Total revenue grew to $111.7 million, up 40% year over year
●	Platform Subscriptions revenue grew to $103.3 million, up 40% year over year.
●	Managed Services revenue grew to $7.1 million, up 60% year over year
●	Income from Operations of ($275.9) million compared to $6.1 million during the same period in the prior year.
●	Adjusted EBITDA was $22.9 million compared to $25.3 million during the same period in the prior year.
●	Net income was ($282.2) million compared to net income of $4.1 million during the same period in the prior year.
●	Earnings per share was ($2.26) for the year.

Fourth Quarter 2021 Business Highlights:

●	64 new clients added in the fourth quarter
●	Total clients equal to 734 as of December 31, 2021

First Quarter and Full Year 2022 Outlook:

Enfusion is providing the following guidance for the first quarter and full year 2022:

●	First Quarter 2022 Outlook:
o	Total revenue is expected to be in the range of $32.5 million to $33.5 million.
o	Adjusted EBITDA is expected to be in the range of $6.3 million to $6.5 million.*
●	Full Year 2022 Outlook:
o	Total revenue is expected to be in the range of $147.0 million to $150.0 million.
o	Adjusted EBITDA is expected to be in the range of $32.8 million to $33.8 million.*

*Adjusted EBITDA guidance excludes stock-based compensation of $12.8 million for the first quarter and $32.2 million for the full year 2022.

Webcast and Conference Call:

Enfusion will host a webcast and conference call today at 2:00 PM (PT) / 5:00 PM (ET), during which management will discuss first results and provide commentary on business performance. A question-and-answer session will follow the prepared remarks.

The live audio webcast may be accessed on the Company’s website at: https://ir.Enfusion.com. The conference call can be accessed by dialing (844) 200-6205 (domestic) or (929) 526-1599 (international). The conference ID number is 738165.

A replay of the call via webcast will be available at: https://ir.Enfusion.com for one year.

About Enfusion

Enfusion's investment management software-as-a-service platform removes traditional information boundaries, uniting front-, middle- and back-office teams on one cloud-native system. Through its software, analytics, and middle/back-office managed services, Enfusion creates enterprise-wide cultures of real-time, data-driven intelligence, boosting agility, and powering growth. Enfusion partners with 700+ investment managers from 10 global offices spanning four continents.

Enfusion Use of non-GAAP Information

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables include Adjusted EBITDA and Adjusted EBITDA Margin, which are non-GAAP financial measures. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

Adjusted EBITDA and Adjusted EBITDA Margin are supplemental measures of our operating performance that are neither required by, nor presented in accordance with, GAAP, and our calculations thereof may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, adjusted to exclude certain items of a non-recurring or unusual nature, as well as payments for management incentive awards from our Change in Control Bonus Plan and initial public offering costs, and stock-based compensation expense. We believe excluding these non-cash expenses from the non-GAAP financial measures is useful to both management and investors because it facilitates comparability of period to period results, provides meaningful supplemental information regarding our core operating performance. In particular, stock-based compensation expense is not comparable across companies given the variety of valuation methodologies and assumptions. Adjusted EBITDA Margin represents Adjusted EBITDA divided by total net revenue.

We use these non-GAAP measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We believe these non-GAAP measures provide investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our operating results. We believe these non-GAAP measures are useful in evaluating our operating performance compared to that of other companies in our industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

Forward-Looking Statements

Statements we make in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, including expectations regarding future financial performance. These forward-looking statements are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control, as those set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 that was filed with the SEC on December 3, 2021. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Key Metrics

Enfusion provides certain key metrics, including annual recurring revenue (ARR) and net dollar retention rate. While these numbers are based on what Enfusion believes to be reasonable judgements and estimates of our customer base for the applicable period of measurement, there are inherent challenges in measuring usage and engagement with respect to our online offerings across our customer base. Such challenges and limitations may also affect Enfusion’s understanding of certain details of its business.

Annual Recurring Revenue, or ARR. We calculate ARR monthly by annualizing platform subscriptions and managed services revenue recognized in the last month of the measurement period. We believe ARR provides important information about our future revenue potential, our ability to acquire new clients and our ability to maintain and expand our relationship with existing clients.

Net Dollar Retention Rate. We calculate Net Dollar Retention Rate as of a period end by starting with the ARR for all clients as of twelve months prior to such period end, or Prior Period ARR. We then calculate the ARR from those same clients as of the current period end, or Current Period ARR. Current Period ARR includes expansion within existing clients inclusive of contraction and voluntary attrition, but excluding involuntary cancellations. We define involuntary cancellations as accounts that were cancelled due to the client no longer being in business. We identify involuntary cancellations based on representations made by the client at the time of cancellation. Our Net Dollar Retention Rate is equal to the Current Period ARR divided by the Prior Period ARR.

We believe Net Dollar Retention Rate is an important metric for us because, in addition to providing a measure of retention, it indicates our ability to grow revenues within existing client accounts.

Contacts:

Investors

Ignatius Njoku

investor@enfusion.com

Media

Prosek Partners

pro-enfusion@prosek.com

ENFUSION, INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except shares and unit amounts and par value)

(Unaudited)

	December 31,
	2021	2020
ASSETS
Current Assets:
Cash	$64,365	$13,938
Accounts receivable, net of allowance for doubtful accounts	18,223	12,180
Prepaid expenses	7,090	2,793
Total current assets	89,678	28,911
Property and equipment, net	13,051	8,784
Deferred commissions	1,672	—
Other assets	1,684	1,404
Total assets	$106,085	$39,099

LIABILITIES, PREFERRED UNITS AND STOCKHOLDERS’ EQUITY/MEMBERS’ DEFICIT
Current liabilities:
Accounts payable	$2,528	$484
Accrued expenses and other current liabilities	5,578	7,666
Current portion of long-term debt	—	2,500
Total current liabilities	8,106	10,650
Long-term debt, net of discount and issuance costs	—	96,063
Other liabilities	538	430
Total liabilities	8,644	107,143
Commitments and contingencies (Note 7)
Preferred Units:
Class C-1 Units, no par value, 28.777 Units issued and outstanding as of December 31, 2020	—	6,434
Class C-2 Units, no par value, 12.219 Units issued and outstanding as of December 31, 2020	—	44,863
Class D Units, no par value, 12.778 Units issued and outstanding as of December 31, 2020	—	114,218
Total Preferred Units	—	165,515
Stockholders' Equity/Members’ deficit:
Members' deficit, no par value, 47.968 Units issued and outstanding as of December 31, 2020	—	(233,347)
Class A Common stock, $0.001 par value; 1,000,000,000 shares authorized, 65,583,289	66	—
Class B Common stock, $0.001 par value; 150,000,000 shares authorized, 47,470,972	47	—
Preferred stock, par value $0.001 per share, 100,000,000 shares authorized	—	—
Additional paid-in capital	226,717	—
Accumulated other comprehensive loss	(171,209)	—
Accumulated deficit	(328)	(212)
Total Stockholders’ Equity attributable to Enfusion, Inc. /Members’ deficit	55,293	(233,559)
Non-Controlling Interests	42,148	—
Total Stockholders' Equity/ Members’ deficit	97,441	(68,044)
Total liabilities, Preferred Units and Stockholders’ Equity/Members’ deficit	$106,085	$39,099

ENFUSION, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
REVENUES
Platform subscriptions	$28,936	$20,797	$103,259	$73,550
Managed services	1,935	1,361	7,119	4,436
Other	982	502	1,322	1,579
Total revenues	31,853	22,660	111,700	79,565

COST OF REVENUES
Platform subscriptions	8,933	5,272	27,195	18,015
Managed services	1,578	635	4,425	2,512
Other	(347)	251	225	831
Total cost of revenues	10,164	6,158	31,845	21,358
Gross profit	21,689	16,502	79,855	58,207

OPERATING EXPENSES
General and administrative	128,229	23,314	150,614	35,888
Sales and marketing	39,402	3,312	51,725	9,927
Technology and development	146,556	1,797	153,400	6,318
Total operating expenses	314,187	28,423	355,739	52,133
Income from operations	(292,498)	(11,921)	(275,884)	6,074

NON-OPERATING INCOME (EXPENSE)
Interest expense	(307)	(570)	(4,594)	(1,662)
Other income, net	(1,214)	81	(1,185)	82
Total non-operating income (expense)	(1,521)	(489)	(5,779)	(1,580)

Income before income taxes	(294,019)	(12,410)	(281,663)	4,494
Income tax expense (benefit)	(125)	(223)	579	433
Net income (loss)	$(293,894)	$(12,187)	$(282,242)	$4,061

Net loss per Class A common shares attributable to Enfusion, Inc.:
Basic and diluted	(2.26)		(2.26)
Weighted Average number of Class A common shares outstanding:
Basic and diluted	83,166		83,166

ENFUSION. INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(dollars in thousands)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Cash flows from operating activities:
Net income (loss)	$(293,894)	$(12,187)	$(282,242)	$4,061
Adjustments to reconcile Net income to Net cash provided by operating activities:
Depreciation and amortization	1,316	670	3,975	2,291
Provision for bad debts	1,172	815	1,450	1,010
Amortization of debt-related costs	—	22	222	60
Share-based compensation expense	289,803	—	289,803	—
Loss on extinguishment of debt	1,215	—	1,215	—
Net foreign currency losses	—	1	—	1
Change in operating assets and liabilities:
Accounts receivable	(396)	(953)	(7,493)	(4,216)
Prepaid expenses and other assets	928	(1,054)	(4,577)	(1,776)
Deferred commissions	(1,900)	—	(1,900)	—
Accounts payable	219	310	2,044	41
Accrued expenses and other liabilities	(4,275)	1,463	(2,815)	193
Net cash (used in) provided by operating activities	$(5,812)	$(10,913)	$(318)	$1,665
Cash flows from investing activities:
Purchases of property and equipment	(1,641)	(1,470)	(8,014)	(5,068)
Net cash (used in) investing activities	$(1,641)	$(1,470)	$(8,014)	$(5,068)
Cash flows from financing activities:
Proceeds from term loan	—	71,211	—	71,211
Issuance of Class D Units, net of issuance costs	—	93,261	—	93,261
Issuance of Class C-2 Units, net of issuance costs	—	—	—	—
Proceeds from draw on revolving debt facility	—	—	—	1,800
Redemption of Class A Units	—	(76,634)	—	(76,634)
Distribution of loan proceeds to Members	—	(71,061)	—	(71,061)
Repayment of term loan	(98,750)	—	(100,000)	(300)
Repayment of draw on revolving debt facility	—	—	—	(1,800)
Payment of Member distributions	—	(20)	(3,283)	(4,612)
Payment of equity issuance costs on non-cash issuance of Class D Units	—	(137)	—	(137)
Payment of debt issuance and debt facility costs	—	(169)	—	(169)
Issuance of Class A common stock in the IPO, net of issuance costs	260,545	—	260,545	—
Purchase of common units from Pre-IPO common unit holders	(87,846)	—	(87,846)	—
Payment of withholding taxes on stock-based compensation	(10,567)	—	(10,567)	—
Net cash provided by (used in) financing activities	$63,382	$16,451	$58,849	$11,559
Effect of exchange rate changes on cash	4	41	(90)	(116)
Net increase in cash	$55,933	$4,109	$50,427	$8,040
Cash, beginning of period	8,432	9,829	13,938	5,898
Cash, end of period	64,365	13,938	64,365	13,938
Supplemental disclosure of cash flow information:
Interest paid	$1,007	$446	$4,813	$1,492
Supplemental disclosure of non-cash financing activities:
Issuance of Class D Units in a non-cash exchange for Class C-1 and C-2 Units	$—	$56,376	$—	$56,376
Effect of the Reorganization Transactions	$58,221	$—	$58,221	$—
IPO costs included in Accrued expenses and other liabilities	$835	$—	$835	$—

The Company’s stock compensation expense was recognized in the following captions within the consolidated statements of operations:

Year Ended December 31, 2021
(in thousands)	(Unaudited)
Cost of revenues	$377
General and administrative	112,829
Sales and marketing	36,312
Technology and development	140,285
Total stock compensation expense	$289,803

The following table reconciles net income to Adjusted EBITDA. Net income, calculated in accordance with U.S. GAAP, is the most directly comparable financial measure to Adjusted EBITDA.

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
($ in thousands)	Unaudited
Net income	$(293,894)	$(12,187)	$(282,242)	$4,061
Adjustments:
Interest expense	307	570	4,594	1,662
Income taxes	(125)	(223)	579	433
Depreciation and amortization	1,316	670	3,975	2,291
Payment for management incentive award	—	16,860	418	16,860
Stock-based compensation expense	289,803	—	289,803	—
Tax payment on stock-based compensation	4,570	—	4,570	—
Loss on debt extinguishment	1,215	—	1,215	—
Adjusted EBITDA	$3,192	$5,690	$22,912	$25,307

Adjusted EBITDA margin	10.0%	25.1%	20.5%	31.8%

The independent registered public accounting firm's audit report with respect to the Company's fiscal year-end financial statements will not be issued until the Company completes its annual report on Form 10-K. Accordingly, the financial results reported in this earnings release are preliminary pending completion of the audit and the Company's filing of its annual report on Form 10-K.

Source: Enfusion, Inc.

Source Code: ENFN-IR

ENFN-CORP

Source: Enfusion, Inc.